Exhibit 99.1

Phillips Edison Grocery Center REIT I Reports Second Quarter 2017 Results

CINCINNATI, OH, August 8, 2017 - Phillips Edison Grocery Center REIT I, Inc., a publicly registered, non-traded real estate investment trust (REIT) focused on the acquisition and management of well-occupied grocery-anchored shopping centers, reported its results for the three and six months ended June 30, 2017.

Second Quarter 2017 Highlights (vs. Second Quarter 2016)

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Entered into a definitive contribution agreement to acquire 76 real estate assets and the third party asset management business of its sponsor, Phillips Edison Limited Partnership (PELP), for total consideration of approximately $1 billion

•	Net loss attributable to stockholders totaled $1.2 million

•	Excluding one-time transaction expenses, net income attributable to stockholders would have totaled $3.2 million compared to $0.6 million in the second quarter of 2016

•	Funds from operations (FFO) increased 1.7% to $26.6 million

•	Modified funds from operations (MFFO) increased 12.1% to $29.0 million

•	Same-center net operating income (NOI) increased 1.4% to $39.4 million

Six Months Ended June 30, 2017 Highlights (vs. Six Months Ended June 30, 2016)

•	Net loss attributable to stockholders totaled $0.1 million

•	Excluding one-time transaction expenses, net income attributable to stockholders would have totaled $5.9 million compared to $2.8 million in the first six months of 2016

•	FFO increased 2.3% to $54.9 million

•	MFFO increased 10.8% to $57.3 million

•	Same-center NOI increased 2.2% to $78.7 million

Management Commentary

“During the quarter, we announced the acquisition of certain real estate assets and the third party asset management business from our sponsor, PELP, for total consideration of approximately $1 billion,” said Jeff Edison, Chair and Chief Executive Officer of Phillips Edison Grocery Center REIT I. “The transaction will result in the largest internally-managed non-traded REIT and further aligns management with shareholders, as management is expected to own approximately 10% of the combined company.”

“During the quarter, the continued expansion of our real estate portfolio drove an increase in total rent. This, coupled with the careful management of our operating expenses, drove a 12.1% increase in MFFO.”

“As grocers continue to evolve to meet changes in consumer behavior, our focus remains on acquiring and owning well-occupied real estate anchored by leading grocers in strong markets. We maintain that these high quality assets provide a necessity-based shopping experience that will continue to make grocery-anchored shopping centers the most attractive and stable retail real estate asset class over the foreseeable future.”

Acquisition of PELP

On May 18, 2017, the company entered into a definitive contribution agreement with PELP to acquire certain real estate assets and its third party asset management business in a stock and cash transaction valued at approximately $1 billion, subject to closing adjustments.

Upon closing, the acquisition will create an internally-managed, non-traded grocery-anchored shopping center REIT with an expected total enterprise value of approximately $4 billion. The resulting enterprise is expected to own a high-quality, nationally-diversified portfolio of approximately 230 shopping centers in 32 states that is well positioned to drive sustained growth and enhance shareholder value. On a pro forma basis, the Company estimates that FFO would have increased 8-10% per share and would have fully covered distributions for the three months ended March 31, 2017, relative to actual results.

More information on the transaction can be found in the company’s May 19, 2017 press release and the subsequent SEC filings, including the definitive proxy statement filed with the SEC on July 5, 2017. Both the press release and SEC filings can be found on the company’s website at www.grocerycenterreit1.com.

Three and Six Months Ended June 30, 2017 Financial Results

Net Income (Loss) Attributable to Stockholders

For the three months ended June 30, 2017, net loss attributable to stockholders totaled $1.2 million compared to net income of $0.6 million during the three months ended June 30, 2016. The net loss was driven by $4.4 million of transaction expenses related to the acquisition of PELP. Excluding these expenses, net income attributable to stockholders would have been $3.2 million versus $0.6 million for the comparable period.

For the six months ended June 30, 2017, net loss attributable to stockholders totaled $0.1 million compared to net income of $2.8 million during the six months ended June 30, 2016. The net loss was driven by $6.0 million of transaction expenses related to the acquisition of PELP. Excluding these expenses, net income attributable to stockholders would have been $5.9 million versus $2.8 million for the comparable period.

Additionally contributing to the results for the three and six month periods ended June 30, 2017 was the adoption of new accounting guidance. Under this guidance, certain property acquisitions are now classified as asset acquisitions, and as a result, the majority of acquisition-related expenses are capitalized and amortized over the life of the related assets.

FFO as Defined by the National Association of Real Estate Investment Trusts (NAREIT)

FFO increased 1.7% to $26.6 million for the second quarter of 2017 compared to $26.2 million during the same year-ago quarter. The improvement was driven by a 10.8% increase in total revenue, which resulted from owning nine more properties than the comparable period, partially offset by the related 6.6% increase in property-related operating expenses and $4.4 million of transaction expenses.

FFO increased 2.3% to $54.9 million for the six months ended June 30, 2017 compared to $53.7 million during the same year-ago period. The improvement was driven by a 9.5% increase in total revenue, which resulted from owning nine more properties than the comparable period, partially offset by the related 8.9% increase in property-related operating expenses and $6.0 million of transaction expenses.

MFFO

For the first quarter of 2017, MFFO increased 12.1% to $29.0 million compared to $25.9 million during the three months ended June 30, 2016.

For the first six months of 2017, MFFO increased 10.8% to $57.3 million compared to $51.7 million during the six months ended June 30, 2016.

Three and Six Months Ended June 30, 2017 Portfolio Results

Same-Center Results

For the second quarter of 2017, same-center NOI increased 1.4% to $39.4 million compared to $38.8 million during the second quarter of 2016. The improvement was driven by a $0.26 increase in minimum rent per square foot and a 1.5% decrease in same-center operating expenses versus the comparable period.

For the six months ended June 30, 2017, same-center NOI increased 2.2% to $78.7 million compared to $77.1 million during the first six months of 2016. The improvement was driven by the aforementioned increase in minimum rent per square foot and a 1.3% decrease in same-center operating expenses versus the comparable period.

Contributing to same-center NOI were 137 properties that were owned and operational for the entire portion of both comparable reporting periods, excluding nine properties identified as redevelopment.

Same-center occupancy totaled 96.7%, an increase of 0.3% from June 30, 2016.

Portfolio Statistics

At quarter-end, the portfolio consisted of 158 properties, totaling approximately 17.2 million square feet located in 28 states.

Leased portfolio occupancy totaled 95.9% compared to 96.1% as of June 30, 2016.

Leasing Activity

During the second quarter of 2017, 130 new and renewal leases were executed totaling 488,000 square feet. Comparable rent spreads during the quarter, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past 12 months, were 23.6% for new leases and 15.6% for renewal leases.

During the first six months of 2017, 262 new and renewal leases were executed totaling approximately 1.0 million square feet. Comparable rent spreads during the first six months of 2017 were 24.8% for new leases and 14.1% for renewal leases.

Acquisition Activity

Four grocery-anchored shopping centers were acquired for a total cost of $92.5 million during the second quarter of 2017. The properties, located in California, Florida, and Wisconsin, total approximately 404,000 square feet.

During the six months ended June 30, 2017, five shopping centers were acquired for a total cost of $107.6 million.

Balance Sheet Highlights at June 30, 2017

The company has $297 million outstanding on its $500 million revolving credit facility, and its net debt to total enterprise value was 38.1%.

The company defines net debt as total debt, excluding below-market debt adjustments and deferred financing costs, less cash and cash equivalents; and defines total enterprise value as equity value, calculated as total diluted shares outstanding multiplied by the estimated net asset value per share of $10.20, plus net debt.

The weighted-average interest rate of outstanding debt was 3.1% with a weighted-average maturity of 3.4 years. 51.8% of the total debt was fixed-rate debt. On July 1, 2017, an additional $255 million of variable-rate debt was fixed through a forward starting interest rate swap agreement. Including the debt subject to the interest rate swap, 73.5% of the total debt was fixed-rate debt.

Second Quarter 2017 Distributions

Gross distributions of $31.0 million were paid during the second quarter of 2017, including $9.1 million reinvested through the dividend reinvestment plan, for net cash distributions of $21.9 million.

Share Repurchase Program (SRP)

During the second quarter of 2017, repurchase requests surpassed the funding limits under the SRP. Funds available for repurchases during the remainder of 2017, if any, are expected to be limited. The company will continue to fulfill repurchases sought upon a stockholder’s death, “qualifying disability,” or “determination of incompetence” in accordance with the terms of the SRP.

In connection with the PELP acquisition, the SRP was temporarily suspended during the month of June. As expected, the SRP resumed in July after the preliminary proxy statement was filed. As a result, repurchases for May, which are typically processed in June, and repurchases for June were both processed in July.

Other Events

During the second quarter of 2017, an unrelated third party commenced an unsolicited mini-tender offer to purchase shares of Phillips Edison Grocery Center REIT I common stock at $6.39 per share. At the close of the tender, approximately 165,000 shares were purchased which represented 0.1% of shares outstanding.

Stockholder Update Call

Company management will host a stockholder update webinar on Wednesday, August 9, 2017 at 11:00 a.m. Eastern time to provide a portfolio update and to discuss these results. Interested parties can listen to the presentation by clicking the link available in the Events & Presentations section of the Investor Relations website at http://investors.grocerycenterreit1.com/event.

For more information on the company’s quarterly results, please refer to the company’s Form 10-Q which will be filed with the SEC and available on the SEC’s website at www.sec.gov.

Reconciliation of Non-GAAP Measures

Same-Center Net Operating Income

Same-center net operating income (“same-center NOI”) is presented as a supplemental measure of the company’s performance. Net Operating Income (“NOI”) is defined as total operating revenues, adjusted to exclude lease buy-out income and non-cash revenue items, less property operating expenses and real estate taxes. Same-center NOI represents the NOI for the 137 properties that were owned and operational for the entire portion of both comparable reporting periods, except for those properties classified as redevelopment during either of the periods presented. A property is removed from the same-center pool and classified as redevelopment when it is being repositioned in the market and such repositioning is expected to have a significant impact on property operating income. While there is judgment surrounding changes in designations, once a redevelopment property has stabilized, it is typically moved to the same-center pool the following year. Currently the company has identified nine properties that are classified as redevelopment properties.

The company believes NOI and same-center NOI provide useful information to investors about the company’s financial and operating performance because each provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income. Because same-center NOI excludes the change in NOI from properties acquired after December 31, 2015 and those considered redevelopment properties, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating same-center NOI, and accordingly, same-center NOI may not be comparable to other REITs.

Same-center NOI should not be viewed as an alternative measure of the company’s financial performance since it does not reflect the operations of their entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition expenses, depreciation and amortization, interest expense, other income, or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company’s properties that could materially impact results from operations.

Below is a reconciliation of net (loss) income to NOI and Same-Center NOI for the three and six months ended June 30, 2017 and 2016 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016(1)	2017	2016(1)
Net (loss) income	$(1,221)	$583	$(87)	$2,836
Adjusted to exclude:
Straight-line rental income	(1,451)	(826)	(1,943)	(1,725)
Net amortization of above- and below-market leases	(357)	(310)	(686)	(582)
Lease buyout income	(1,085)	(169)	(1,112)	(534)
General and administrative expenses	8,896	8,461	16,726	16,014
Acquisition expenses	313	1,502	264	1,522
Depreciation and amortization	28,207	25,977	55,831	51,683
Interest expense, net	9,501	7,601	17,891	15,333
Transaction expenses	4,383	—	6,023	—
Other	(680)	42	(636)	158
NOI	46,506	42,861	92,271	84,705
Less: NOI from centers excluded from Same-Center	(7,128)	(4,032)	(13,530)	(7,633)
Total Same-Center NOI	$39,378	$38,829	$78,741	$77,072

(1)	Certain prior period amounts have been restated to conform with current year presentation.

The table below is a comparison of Same-Center NOI for the three and six months ended June 30, 2017, to the three and six months ended June 30, 2016 (in thousands):

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Revenues:
Rental income(1)	$42,304	$41,507	$797		$84,967	$82,867	$2,100
Tenant recovery income	13,665	14,095	(430)		27,716	28,563	(847)
Other property income	137	216	(79)		341	367	(26)
Total revenues	56,106	55,818	288	0.5%	113,024	111,797	1,227	1.1%
Operating expenses:
Property operating expenses	8,437	8,680	(243)		17,732	17,860	(128)
Real estate taxes	8,291	8,309	(18)		16,551	16,865	(314)
Total operating expenses	16,728	16,989	(261)	(1.5)%	34,283	34,725	(442)	(1.3)%
Total Same-Center NOI	$39,378	$38,829	$549	1.4%	$78,741	$77,072	$1,669	2.2%

(1)	Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.

Funds from Operations and Modified Funds from Operations

FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The company uses FFO as defined by the NAREIT to be net income (loss), computed in accordance with GAAP, and gains (or losses) from sales of depreciable real estate property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures, and noncontrolling interests. The company believes that FFO is helpful to investors and its management as a measure of operating performance because, when compared year to year, it reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.

Since the definition of FFO was promulgated by NAREIT, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, the company uses MFFO, which excludes from FFO the following items:

•	acquisition and transaction expenses;

•	straight-line rent amounts, both income and expense;

•	amortization of above- or below-market intangible lease assets and liabilities;

•	amortization of discounts and premiums on debt investments;

•	gains or losses from the early extinguishment of debt;

•	gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of company operations;

•	gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting;

•	adjustments related to the above items for joint ventures and noncontrolling interests and unconsolidated entities in the application of equity accounting.

The company believes MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after the acquisition stage is complete, because MFFO excludes acquisition expenses that affect operations only in the period in which the property is acquired. Thus, MFFO provides helpful information relevant to evaluating the company’s operating performance in periods in which there is no acquisition activity.

Many of the adjustments in arriving at MFFO are not applicable to the company. Nevertheless, as explained below, management’s evaluation of the company’s operating performance may also exclude items considered in the calculation of MFFO based on the following economic considerations.

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Adjustments for straight-line rents and amortization of discounts and premiums on debt investments—GAAP requires rental receipts and discounts and premiums on debt investments to be recognized using various systematic methodologies. This may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis.

•
Adjustments for amortization of above- or below-market intangible lease assets—Similar to depreciation and amortization of other real estate-related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over the lease term and should be recognized in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, and the intangible value is not adjusted to reflect these changes, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

•
Gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting—This item relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated, but unknown, gains or losses.

•
Adjustment for gains or losses related to early extinguishment of derivatives and debt instruments—These adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

Neither FFO nor MFFO should be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP, nor as an indication of liquidity, nor is either of these measures indicative of funds available to fund the company’s cash needs, including its ability to fund distributions. MFFO may not be a useful measure of the impact of long-term operating performance on value if the company does not continue to operate their business plan in the manner currently contemplated.

Accordingly, FFO and MFFO should be reviewed in connection with other GAAP measurements. FFO and MFFO should not be viewed as more prominent measures of performance than net income or cash flows from operations prepared in accordance with GAAP. FFO and MFFO, as presented, may not be comparable to amounts calculated by other REITs.

The following section presents the company’s calculation of FFO and MFFO and provides additional information related to the company’s operations for the three and six months ended June 30, 2017 and 2016 (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Calculation of FFO
Net (loss) income attributable to stockholders	$(1,193)	$560	$(87)	$2,779
Adjustments:
Depreciation and amortization of real estate assets	28,207	25,977	55,831	51,683
Noncontrolling interest	(414)	(387)	(834)	(774)
FFO attributable to common stockholders	$26,600	$26,150	$54,910	$53,688
Calculation of MFFO
FFO attributable to common stockholders	$26,600	$26,150	$54,910	$53,688
Adjustments:
Acquisition expenses	313	1,502	264	1,522
Net amortization of above- and below-market leases	(357)	(310)	(686)	(582)
Loss (gain) on extinguishment of debt	—	56	(524)	105
Straight-line rental income	(1,451)	(826)	(1,943)	(1,725)
Amortization of market debt adjustment	(293)	(673)	(571)	(1,346)
Change in fair value of derivatives	(126)	(21)	(124)	32
Transaction expenses	4,383	—	6,023	—
Noncontrolling interest	(45)	17	(37)	43
MFFO attributable to common stockholders	$29,024	$25,895	$57,312	$51,737

FFO/MFFO per share:
Weighted-average common shares outstanding - basic	183,126	183,514	183,178	182,880
Weighted-average common shares outstanding - diluted	185,916	186,299	185,969	185,665
FFO per share - basic	$0.15	$0.14	$0.30	$0.29
FFO per share - diluted	$0.14	$0.14	$0.30	$0.29
MFFO per share - basic and diluted	$0.16	$0.14	$0.31	$0.28

(1)
OP units and restricted stock awards were dilutive to FFO/MFFO for the three and six months ended June 30, 2017, and, accordingly, were included in the weighted average common shares used to calculate diluted FFO/MFFO per share.

About Phillips Edison Grocery Center REIT I, Inc.

Phillips Edison Grocery Center REIT I, Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood shopping centers having a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. As of June 30, 2017, the company owned and managed an institutional quality retail portfolio consisting of 158 grocery-anchored shopping centers totaling approximately 17.2 million square feet. For more information, please visit the company’s website at www.grocerycenterREIT1.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the funding available under its share repurchase and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in the company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the company’s filings with the SEC. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

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Investor Contact:
Michael Koehler
Director of Investor Relations
513-338-2743
InvestorRelations@phillipsedison.com